EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Amendment No. 1 to the Registration Statement (Form S-1 No. 333-92019) and related Prospectus of Plastics Mfg. Company for the initial registration of its common stock.

                                   WOLF & COMPANY - MILWAUKEE, S.C.


 Milwaukee, Wisconsin
 January 19, 2000